UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2022

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 20, 2022 (the “Execution Date”), Par Montana, LLC (“Par Montana”) and Par Montana Holdings, LLC (“Par Montana Holdings” and, together with Par Montana, the “Purchasers”), each subsidiaries of Par Pacific Holdings, Inc. (the “Company”), entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with Exxon Mobil Corporation (“EMC”), ExxonMobil Oil Corporation (“EMOC”) and ExxonMobil Pipeline Company LLC (“EMPC” and, collectively with EMC and EMOC, the “Sellers”), and, solely for certain purposes specified in the Purchase Agreement, the Company. Pursuant to the Purchase Agreement, the Sellers agreed to sell (i) the high-conversion, complex refinery located in Billings, Montana (the “Refinery”), which is capable of processing 63,000 barrels per day, and certain associated distribution and logistics assets (together with the Refinery, the “Billings Assets”) to Par Montana, and (ii) 100% of the issued and outstanding equity interests (the “Equity Interests”) in Exxon Billings Cogeneration, Inc. (“EBC”) and in Yellowstone Logistics Holding Company (“YLHC”) to Par Montana Holdings (collectively, the “Transaction”).

Set forth below are certain material terms of the Purchase Agreement.

Purchase Price. The Purchasers agreed to purchase the Billings Assets and the Equity Interests for a base purchase price of $310 million plus the value of hydrocarbon inventory and working capital at closing minus accrued property tax liabilities. The purchase price is also subject to other purchase price adjustments. On the Execution Date, the Purchasers paid EMC, for the benefit of all of the Sellers, a deposit that will be credited towards the purchase price at closing. In addition, from and after the closing of the Transaction, Par Montana will assume certain liabilities related to the Billings Assets that are specified in the Purchase Agreement.

Closing Conditions and Termination. The closing of the Transaction is subject to certain customary closing conditions, including, among other things, (i) the receipt of certain consents to and approvals of the Transaction, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder, (ii) the operation of the Refinery in accordance with certain operating standards for a certain period prior to the closing date of the Transaction, (iii) the delivery of certain carve-out financial statements related to the Billings Assets and Equity Interests, and (iv) that no material adverse effect has occurred and is continuing with respect to the Sellers relating to the ownership, operation or maintenance of the Billings Assets and assets, condition or business of EBC and YLHC, or the ability of the Sellers to consummate the Transaction. The closing of the Transaction will take place on the date that is the first day of any calendar month immediately following the month in which all of the conditions to closing set forth in the Purchase Agreement have been satisfied or waived, or on such other date to which the Sellers, the Purchasers and the Company may mutually agree, provided that if all such conditions have been satisfied or waived on the first day of any calendar month, then such closing shall occur on the first day of such calendar month unless otherwise mutually agreed. There is no assurance that all of the conditions to the consummation of the Transaction will be satisfied. The Purchase Agreement contains customary termination rights for both the Purchasers and the Sellers, including that either Purchasers or Sellers may elect to terminate the Purchase Agreement if the closing has not occurred on or before June 1, 2023, as such date may be extended pursuant to the Purchase Agreement. In the event that the Sellers terminate the Purchase Agreement because of a willful breach of the Purchase Agreement by the Purchasers or the failure of the Purchasers to close the Transaction under certain circumstances, then the Sellers will be entitled to certain remedies, including potentially a termination payment. In the event that the Purchasers terminate the Purchase Agreement because of a willful breach of the Purchase Agreement by the Sellers or the failure of the Sellers to close the Transaction under certain circumstances, the Purchasers will be entitled to certain remedies, including potentially a termination payment and return of the deposit. Purchasers and Sellers will also be entitled to specific performance under certain circumstances as further set forth in the Purchase Agreement.

Representations, Warranties and Covenants. The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type. The Purchase Agreement also contains certain customary covenants with respect to the period of time between the Execution Date and the closing of the Transaction. The Purchase Agreement provides that during the period between the Execution Date and the earlier of the (i) closing of the Transaction or (ii) the termination of the Purchase Agreement, the Sellers cannot discuss, or enter any agreements or arrangements regarding, a possible sale of the Billings Assets or the Equity Interests to any other person.

Guaranty. The Company will guaranty the payment and performance of the Purchasers’ obligations under the Purchase Agreement.

Casualty Loss. In the event that certain of the Billings Assets are destroyed or damaged by a casualty event or taken by a condemnation event prior to the closing of the Transaction, the Purchase Agreement provides for the right to repair and, in certain instances, a purchase price reduction, or the right of either party to terminate the Purchase Agreement.

Indemnification. The Purchase Agreement provides for indemnification rights with respect to, among other things, breaches of representations, warranties or covenants by the parties, subject to certain limitations as more particularly set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On the Execution Date, the Company issued a news release announcing the entry into the Purchase Agreement. The news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On the Execution Date, the Company posted a presentation regarding the Transaction on the “Investor Relations” section of its website at www.parpacific.com. Information on the Company’s website or any other website is not incorporated by reference in this Current Report on Form 8-K and does not constitute a part of this Current Report on Form 8-K. The presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements with respect to the Transaction, effects and timing of the closing of the Transaction, the anticipated cash on hand and other financing for the Transaction and the acquisition of the hydrocarbon inventory, the anticipated synergies and other benefits of the Transaction, including renewable growth opportunities, the anticipated financial and operating results of the Transaction and the effect on the Company’s cash flows and profitability (including Adjusted EBITDA and Adjusted Net Income and Free Cash Flow per share) are forward-looking statements. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. Except as required by applicable law, the Company does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

2.1
Equity and Asset Purchase Agreement dated as of October 20, 2022, by and among Exxon Mobil Corporation, ExxonMobil Oil Corporation and ExxonMobil Pipeline Company, LLC, as sellers, and Par Montana, LLC and Par Montana Holdings, LLC, as purchaser entities, and solely for the limited purposes set forth therein, Par Pacific Holdings, Inc. @

99.1	News Release dated October 20, 2022.

99.2	Presentation dated October 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
@    Schedules to and portions of this exhibit have been omitted pursuant to Item 601(a)(5) and (b)(2)(ii) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to and portions of this exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated:	October 20, 2022	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President, General Counsel, and Secretary